Exhibit 10.4

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

REMOTE SCHEDULING AMENDMENT TO

TIVO INTERACTIVE PROGRAM GUIDE

LICENSE AGREEMENT

THIS REMOTE SCHEDULING AMENDMENT TO THE TIVO INTERACTIVE PROGRAM GUIDE LICENSE AGREEMENT (this “AMENDMENT”), having an effective date of August 23, 2006 (“AMENDMENT EFFECTIVE DATE”) amends the TiVo Interactive Program Guide License Agreement having an effective date of June 6, 2003 (the “RETAIL AGREEMENT”), as amended by the Service Provider Amendment, having an effective date of August 23, 2006 (the “SERVICE PROVIDER AMENDMENT,” the RETAIL AGREEMENT, as amended by the SERVICE PROVIDER AMENDMENT shall be referred to as the “AGREEMENT”) and is made and entered into by and between GEMSTAR – TV GUIDE INTERNATIONAL, INC., including all of its SUBSIDIARIES (hereinafter collectively referred to as “GEMSTAR”), and TIVO INC., including all of its SUBSIDIARIES (hereinafter collectively referred to as “TIVO”). All capitalized terms used in this AMENDMENT and not otherwise defined herein shall have the meaning defined in the AGREEMENT.

RECITALS

The PARTIES desire to amend the AGREEMENT in accordance with the terms and conditions set forth herein in order to revise and clarify the obligations of the PARTIES with respect to the deployment of TIVO’s remote scheduling feature accessible from GEMSTAR’s tvguide.com website.

AMENDMENT

1. Section 2 of the AGREEMENT is hereby revised to incorporate the following new definition as new Section 2.30A.

2.30A “TIVO REMOTE SCHEDULING” shall mean scheduling the recording of television programs solely to a TIVO PVR DEVICE via the internet, as accessed through a personal computer (regardless of operating system or hardware) and displayed via a standard internet web browser application.

2. Section 9.4 of the AGREEMENT is hereby deleted and replaced in its entirety with the following:

9.4 REMOTE SCHEDULING. TIVO hereby agrees to provide GEMSTAR with access to the TIVO REMOTE SCHEDULING feature solely for access from GEMSTAR’s tvguide.com website as soon as commercially possible, but in any event within [*] of the AMENDMENT EFFECTIVE DATE, subject to each PARTY fulfilling its responsibilities and obligations set forth in the PROJECT PLAN (as defined below), and shall continue to support TIVO REMOTE SCHEDULING through the expiration of the current TERM of the RETAIL AGREEMENT, unless terminated earlier in accordance with the provisions of Sections 6.2, 6.3 or 6.4 of the AGREEMENT. Upon thirty (30) days’ written notice to TIVO prior to the expiration of the current TERM, GEMSTAR may elect to renew this AMENDMENT for a period of [*], which renewal, in and of itself, will not result in a renewal or extension of the TERMS, or any rights granted to TIVO [*]. For the avoidance of doubt, GEMSTAR shall have the option to elect to renew this AMENDMENT and the corresponding support for TIVO REMOTE SCHEDULING from GEMSTAR’s tvguide.com website as set forth above even if (1) the PARTIES are not able to renew or extend the licenses granted to TIVO [*], and/or (2) TIVO elects not to renew the licenses granted to TIVO [*].

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Following are the terms and conditions under which GEMSTAR will provide TIVO with certain specifications on its data structure and TIVO will develop a data mapping tool and any other customized tools or related documentation required to enable GEMSTAR’s access to the TIVO REMOTE SCHEDULING feature from GEMSTAR’s tvguide.com website (the “TOOLS”).

a. PROJECT PLAN. The plan attached hereto as Schedule A (the “PROJECT PLAN”) sets forth the specific responsibilities and obligations that must be delivered by each PARTY and the completion dates for each task.

b. COSTS. All costs incurred in the development and maintenance of the TOOLS and operation of the TIVO REMOTE SCHEDULING feature from GEMSTAR’S tvguide.com website shall be borne by [*] as set forth in the PROJECT PLAN or who is otherwise specifically responsible for such development and maintenance. However, if the maintenance costs borne by TIVO in order to support TIVO REMOTE SCHEDULING from the tvguide.com website exceed [*], GEMSTAR shall either pay the excess or TIVO shall have the right to terminate the TIVO REMOTE SCHEDULING functionality. For the avoidance of doubt, the maintenance costs to be considered shall only include maintenance costs directly related to enabling TIVO REMOTE SCHEDULING via tvguide.com.

c. OWNERSHIP. Any rights and intellectual property associated with and/or incorporated in the TOOLS developed hereunder shall be owned solely by TIVO. For the avoidance of doubt, this shall not include any rights in the GEMSTAR IPG-RELATED PATENTS or other intellectual property owned or controlled by GEMSTAR prior to the development of the TOOLS.

d. LIMITED USE OF TOOLS BY TIVO. TIVO hereby agrees that its use of any portion of the TOOLS that is specific to the GEMSTAR data structure shall be limited solely to the extent necessary to enable GEMSTAR to access the TIVO REMOTE SCHEDULING feature from GEMSTAR’s tvguide.com website during the TERM. TIVO shall not use any portion of the TOOLS that is specific to the GEMSTAR data structure for any other purpose.

e. LIMITED LICENSE TO USE TIVO TRADEMARK. Subject to the terms and conditions of this AGREEMENT, TIVO hereby grants to GEMSTAR a limited, nonexclusive, fully-paid, nontransferable, non-sublicensable royalty-free right and license to use the TIVO logo solely in association with the TIVO REMOTE SCHEDULING feature as expressly required by this AGREEMENT and in accordance with TIVO’s standard trademark usage guidelines as published at http://www.tivo.com/resources. TIVO may terminate the license granted in this Section 9.4.e immediately upon written notice to GEMSTAR in the event of any unauthorized use of the TIVO logo or other breach of this Section 9.4.

f. BRANDING. GEMSTAR shall display the TIVO logo [*] of the TIVO REMOTE SCHEDULING features by END-USERS of a TIVO PVR DEVICE in a [*] by the PARTIES. GEMSTAR shall submit a sample of the proposed placement of the TIVO logo to TIVO for its approval, such approval not to be unreasonably withheld, so long as the TIVO logo is [*] placed [*] and is used solely in conjunction with remote scheduling for TIVO PVR DEVICES.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

g. ADVERTISING. Notwithstanding anything to the contrary in this AGREEMENT, GEMSTAR shall not use the TIVO REMOTE SCHEDULING feature within any [*] (or otherwise in a manner that would suggest that the TIVO REMOTE SCHEDULING feature is associated with any of the foregoing), whether or not such third party purchases such [*], without the prior written consent of TIVO, which consent may be withheld in TIVO’s sole discretion.

h. PRESS RELEASE. Following execution of this AMENDMENT, the PARTIES shall issue a mutually approved joint press release stating their intention to enable the TIVO REMOTE SCHEDULING functionality on the tvguide.com website.

i. CONFIDENTIALITY. The TOOLS and any information exchanged by the PARTIES in order to accomplish the tasks set forth in the PROJECT PLAN shall be deemed “CONFIDENTIAL” as that term is used in the AGREEMENT.

3. Each of the PARTIES hereto represents that it has the right to perform its obligations under this AMENDMENT.

4. Effect of Amendment. All terms and conditions of the AGREEMENT shall remain in full force and effect, unless expressly modified and amended by this AMENDMENT.

5. Precedence. In the event of any inconsistency or conflict between the terms and conditions of this AMENDMENT and the AGREEMENT, the terms and conditions of this AMENDMENT shall govern and control.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AMENDMENT to be executed by their respective duly authorized representatives to be effective as of the date first written above.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.		TIVO INC.

By:	/s/ Mike McKee	By:	/s/ Matthew Zinn

Printed Name:	Mike McKee	Printed Name:	Matthew Zinn

Title:	Chief Operating Officer	Title:	SVP, General Counsel

Date:	8/23/06	Date:	8/23/06

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PROJECT PLAN

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.